Exhibit 99.1

iAnthus Provides Corporate Update and Notice of Florida Regulatory Approval for Recapitalization Transaction Change of Ownership

NEW YORK and TORONTO, Nov. 4, 2021 /CNW/ - iAnthus Capital Holdings, Inc. ("iAnthus" or the "Company") (CSE: IAN) (OTCPK: ITHUF), which owns, operates and partners with regulated cannabis operations across the United States provides an update with respect to the Company's Annual General Meeting.  As disclosed in the Company's news release dated June 16, 2021, the BC Registrar of Companies (the "BC Registrar") granted a further extension extending the deadline to hold the Company's Annual General Meeting for the year 2020 (the "2020 AGM") from June 30, 2021 to October 31, 2021.  The BC Registrar has granted the Company a further two-month extension extending the deadline to hold the 2020 AGM from October 31, 2021 to December 31, 2021.

The Company also provides an update on its recapitalization transaction (the "Recapitalization Transaction"). As previously disclosed, securityholder approval and Court approval were two of the primary conditions for closing the Recapitalization Transaction, both of which conditions have been satisfied. The closing of the Recapitalization Transaction remains subject to certain closing conditions as set forth in the Restructuring Support Agreement dated July 10, 2020, as amended (the "RSA").

Specifically, certain of the transactions contemplated by the Recapitalization Transaction have triggered the requirement for an approval by state-level regulators in certain U.S. states with jurisdiction over the licensed cannabis operations of entities owned, in whole or in part or controlled directly or indirectly, by iAnthus in such states.

As disclosed in the Company's news release dated October 13, 2021, regulatory approvals in Florida, Massachusetts, New York and Maryland necessary to close the Recapitalization Transaction were outstanding.  The Company announces that the Florida Department of Health (Office of Medical Marijuana Use) has by notice dated October 29, 2021 approved the variance request pursuant to section 381.986(8)(e) of the Florida Statutes by the Company's subsidiary, McCrory's Sunny Hill Nursery, LLC (dba GrowHealthy) to approve the change of ownership transactions contemplated by the Recapitalization Transaction.  Regulatory approvals in Massachusetts, New York and Maryland are still outstanding.1

About iAnthus

iAnthus owns and operates licensed cannabis cultivation, processing and dispensary facilities throughout the United States. For more information, visit www.iAnthus.com.

COVID-19 Risk Factor

The Company may be impacted by business interruptions resulting from pandemics and public health emergencies, including those related to COVID-19. An outbreak of infectious disease, a pandemic, or a similar public health threat, such as the recent outbreak of COVID-19, or a fear of any of the foregoing could adversely impact the Company by causing operating, manufacturing, supply chain, and project development delays and disruptions, labor shortages, travel, and shipping disruption and shutdowns (including as a result of government regulation and prevention measures). It is unknown whether and how the Company may be affected if such a pandemic persists for an extended period of time, including as a result of the waiver of regulatory requirements or the implementation of emergency regulations to which the Company is subject. Although the Company has been deemed essential and/or has been permitted to continue operating its facilities in the states in which it cultivates, processes, manufactures, and sells cannabis during the pendency of the COVID-19 pandemic, there is no assurance that the Company's operations will continue to be deemed essential and/or will continue to be permitted to operate. The Company may incur expenses or delays relating to such events outside of its control, which could have a material adverse impact on its business, operating results, financial condition, and the trading price of the Company's common shares.

Forward Looking Statements

Statements in this news release contain forward-looking statements. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in Company's reports that it files from time to time with the SEC and the Canadian securities regulators which you should review including, but not limited to, the Company's Annual Report on Form 10-K filed with the SEC. When used in this news release, words such as "will," could," plan," estimate," expect," intend," may," potential," believe, "should" and similar expressions, are forward-looking statements. Forward-looking statements may include, without limitation, statements relating to the Company's financial performance, business development and results of operations and the timing and outcome of the closing of the Recapitalization Transaction.

These forward-looking statements should not be relied upon as predictions of future events, and the Company cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by the Company or any other person that it will achieve its objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this news release or to reflect the occurrence of unanticipated events, except as required by law.

The Canadian Securities Exchange has not reviewed, approved or disapproved the content of this news release.

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1 In New Jersey, a change of control approval is not required at the present time because the Company is awaiting approval by the Cannabis Regulatory Commission ("CRC") for the Company to close its acquisition of 100% of the equity interests in New Jersey license holder MPX New Jersey, LLC ("MPX NJ"), pursuant to certain contractual agreements (the "Agreements", and the approval application before the CRC, the "Amended Permit Application").  Upon any such approval thereof and the closing of the acquisition of all equity interests of MPX NJ within no later than five (5) business days thereafter, as set forth in the Agreements, a prior regulatory approval for the change of beneficial ownership of MPXNJ that would result from the Recapitalization Transaction will be required as a condition to closing under the RSA.

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SOURCE iAnthus Capital Holdings, Inc.

View original content: http://www.newswire.ca/en/releases/archive/November2021/04/c3539.html

%CIK: 0001643154

For further information: Corporate/Media/Investors: Julius Kalcevich, CFO, iAnthus Capital Holdings, Inc., 1-646-518-9411, investors@ianthuscapital.com

CO: iAnthus Capital Holdings, Inc.

CNW 17:00e 04-NOV-21